Exhibit 23


             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-99330, 33-80879, 333-87851, 333-88303 and
333-53228) of Lexmark International, Inc. of our report dated June 2, 2004 relating to the financial statements of the Lexmark Savings Plan, which report is included in this Form 11-K for the year ended December 31, 2003.


 /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Lexington, Kentucky
June 2, 2004